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                                                                EXHIBIT 10.8

                          SECURED PROMISSORY NOTE

$616,300.00                                                 October 18, 1996
                                                          New York, New York


     FOR VALUE RECEIVED, the undersigned (hereinafter collectively referred to as "Borrowers" and individually as a "Borrower"), hereby jointly and severally promise to pay to the order of THE CIT GROUP/CREDIT FINANCE, INC., a Delaware corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of SIX HUNDRED SIXTEEN THOUSAND THREE HUNDRED AND NO/DOLLARS, ($616,300), together with interest from and after the date hereof on the unpaid principal balance outstanding at a variable rate per annum equal to (i) from the date hereof through October 31, 1996, 3% above the Prime Rate (as defined in the Loan Agreement referenced below) and (ii) on and after November 1, 1996, 2.5% above the Prime Rate.

     This Secured Promissory Note (the "Note") is issued pursuant to, that certain Loan and Security Agreement among Borrowers and Lender dated October 28, 1994, as amended by that certain letter agreement dated December 27, 1994, that certain Second Amendment to Loan and Security Agreement dated December 29, 1995, those certain letter agreements dated March 11, 1996, May 14, 1996, June 4, 1996 and July 31, 1996 (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the other loan documents executed in connection therewith are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

     The rate of interest in effect hereunder shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the date that any such change in the Prime Rate occurs. Interest shall be computed on the basis of actual days elapsed over a 360-day year.

     The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

          (a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on November 1, 1996, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

          (b) Principal shall be due and payable monthly commencing on November 1, 1996, and continuing on the first day of each month thereafter to and including the first day of October 1, 1999, in installments of $10,271.67 each; and

          (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on October 28, 1999.

If, prior to the date on which this Note is required to be paid in full in accordance with the foregoing provisions, the Loan Agreement is terminated pursuant to Section 9.2 of the Loan Agreement, then the entire unpaid principal balance and accrued interest on this Note shall be immediately due and payable in full and shall be paid on the effective date of such termination.

     Borrowers may prepay this Note in whole at any time or in part from time to time upon ten (10) days' prior written notice to Lender provided that each such prepayment shall be made together with accrued interest on the principal amount so prepaid at the prepayment date plus a premium at the rate set forth in Section 9.2 of the Loan Agreement. All partial prepayments, whether mandatory or voluntary, shall be applied to installments of principal in the inverse order of their maturities.

     Upon or after the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 7 of the Loan Agreement, including the right to declare the then outstanding principal balance and accrued interest hereof to be and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrowers, all of which each Borrower hereby expressly waives.

     This Note evidences an unpaid balance of $116,300 that is owing by Borrowers to Lender under the Term Loan as of the date hereof and an additional term loan of $500,000 that is made by Lender to Borrowers as of the date hereof. Nothing contained herein is intended to be a novation or an accord and satisfaction.

     Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against any Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Each Borrower agrees that, without releasing or impairing such Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     This Note shall be governed by, and be construed and enforced in accordance with, the laws of the State of New York and is intended to take effect as an instrument under seal.

     IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered on the date first above written.

                              TELTRONICS, INC.
                              ("Borrower")

                              By:       Ewen Cameron
                              Title:    President and CEO

                              Attest:   Paul D. Shrader
                              Title:    VP Finance, Secretary and Treasurer

                                                             (CORPORATE SEAL)


                              AT SUPPLY, INC.
                              ("Borrower")

                              By:       Ewen Cameron
                              Title:    Chairman and CEO

                              Attest:   Paul D. Shrader
                              Title:    VP Finance, Secretary and Treasurer

                                                             (CORPORATE SEAL)